                                   Exhibit 11
                                   ----------

                Statement re-computation of per share earnings.
                -----------------------------------------------

1.  Earnings Per Share
    ------------------

  The earnings per share is based on the weighted average number of common stock and common equivalent shares outstanding.The calculation is as follows:


                        9 months ended                9 months ended
                      September 30, 1995            September 30, 1994
                 ----------------------------  ----------------------------

Primary           $3,238,408 - $145,288 = .69   $1,745,472 - $149,058 = .40
                  ---------------------------   ---------------------------
                                    4,485,939                     4,013,822

Fully Diluted     $           3,238,408 = .54   $           1,745,472 = .36
                  ---------------------------   ---------------------------
                                    5,984,299                     4,850,514

                 3 months ended                3 months ended
                 September 30, 1995            September 30, 1994
                 ----------------------------  ----------------------------

Primary           $   108,323 - $45,916 = .01   $    11,815 - $49,686 = .00
                  ---------------------------   ---------------------------
                                    4,596,873                     4,013,822

Fully Diluted     $             108,323 = .02   $              11,815 = .00
                  ---------------------------   ---------------------------
                  $                 6,148,980   $                 5,055,788